Exhibit 99.1

Rainmaker Provides Business Update in Advance of Presenting

at Needham Growth Conference

Campbell, Calif., January 12, 2010 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions offering hosted application software and execution services, today provided a business update in advance of its upcoming presentation at the Needham Growth Conference on Wednesday, January 13. Rainmaker now expects revenue for the fourth quarter of fiscal 2009 to be in the range of $10.6 million to $11.0 million. Fourth quarter 2009 revenue was impacted by the difficult economic environment around the fourth quarter holiday period including deferred purchase decisions, and some client programs that began later than expected.

Rainmaker also announced today that it has signed a number of new clients, including a significant new client agreement with a major telecommunications company that is expected to contribute in excess of $3 million in annual revenue when fully ramped and is expected to begin in the second quarter of fiscal 2010. Rainmaker is also seeing a robust and growing business pipeline and anticipates growth for its first quarter 2010 revenue and accelerating growth for full-year 2010 results.

Rainmaker will be reporting its final fourth quarter and full-year 2009 financial results in mid-February.

About Rainmaker

Rainmaker Systems, Inc. delivers sales and marketing solutions, offering hosted application software and execution services designed to drive more revenue for our clients. Our Revenue Delivery PlatformSM combines proprietary, on-demand application software and advanced analytics with specialized sales and marketing execution services. Rainmaker clients include large enterprises in a range of industries, including computer hardware and software, telecommunications, and financial services industries. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, and Sunset Direct are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current very difficult macro-economic environment and its impact on our business as our clients are reducing their overall marketing spending and our clients’ customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 340-2560	(323) 468-2300
steve@rmkr.com	rmkr@mkr-group.com